                                                       Exhibit B2

NEES ENERGY, INC.
Statement of Income and Accumulated Deficit (Thousands of Dollars) For the Twelve Months Ended June 30, 1997
(Unaudited, Subject to Adjustment)



INCOME


  Equity in income/(loss) of AllEnergy
         Marketing Co., L.L.C.                            $(4,471)
                                                          =======

EXPENSES
  Other operating expenses                                  1,149
  Income tax                                               (2,100)
                                                          -------
                                                             (951)
                                                          -------

Net income/(loss)                                          (3,520)

Retained earnings at beginning of period                             0
                                                          -------

Accumulated deficit at end of period                      $(3,520)
                                                          =======